Exhibit 10.19

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (the “Agreement”) is made as of the 4th day of June 1999, by and among Intelligent Peripheral Devices, Inc., a California corporation (the “Company”), Ketan Kothari, Manish Kothari and Joseph Barrus (each, a “Founder” and, collectively, the “Founders”), and the investors listed on the signature page hereto (each of which is referred to herein as an “Investor” or, collectively, as the “Investors”).

WHEREAS, the Company and the Investors are parties to the Recapitalization Agreement of even date herewith (the “Recapitalization Agreement”), pursuant to which the Investors are purchasing shares of the Company’s Series A Preferred Stock;

WHEREAS, the Founders are the beneficial owners of the number of shares of Common Stock of the Company set forth opposite their name on Schedule A hereto; and

WHEREAS, the Founders and the Investors wish to provide further inducement to the Investors purchasing the Series A Preferred Stock;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1. Definitions.

(a) “Capital Stock” shall mean (i) the Common Stock and (ii) shares of Common Stock issued or issuable upon conversion of the Preferred Stock.

(b) “Common Stock” shall mean shares of the Company’s outstanding Common Stock.

(c) “Indebtedness” has the meaning set forth in the Recapitalization Agreement.

(d) “Option Plan” means the Company’s 1998 Option Plan, as amended and restated on the date hereof.

(e) “Owner” shall include the Founders and any permitted transferees of the Stock pursuant to Section 2.1 hereof.

(f) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government entity or any department, agency or political subdivision thereof.

(g) “Preferred Stock” shall mean shares of the Company’s outstanding Series A Preferred Stock.

(h) “Public Offering” means the sale of Common Stock to the public pursuant to an offering registered under the Securities Act of 1933, as amended.

(i) “Qualified Public Offering” has the meaning set forth in the Company’s Amended and Restated Articles of Incorporation.

(j) “Sale of the Company” means a sale of all or substantially all of the Company’s assets or a sale of all or substantially all of the Company’s outstanding equity securities (whether by merger, sale, recapitalization, consolidation, reorganization, combination or otherwise).

(k) “Stock” shall mean shares of the Common Stock and any other equity securities of the Company now owned or subsequently acquired by any Founder.

(l) “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

2. Right of First Refusal.

2.1 Restriction on Transfer. The Founders shall not transfer, assign, encumber or otherwise make the subject of disposition any Stock in contravention of the Company’s First Refusal Right granted under Section 2.3 of this Agreement. Such restrictions on transfer, however, shall not be applicable to: (i) any gratuitous transfer of the Stock to any spouse or member of a Founder’s immediate family (including adopted children) or grandchildren, or to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of his spouse or members of his immediate family or grandchildren, or to a trust for himself, or a charitable remainder trust, provided and only if the Owner obtains the Company’s prior written consent to such transfer; (ii) a transfer of title to the Stock effected pursuant to the Owner’s will or the laws of intestate succession; (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by the Owner in connection with the acquisition of the Stock; or (iv) up to fifteen percent (15%) of the Stock of each Founder, provided that, in each case, each such transferee or assignee, prior to the completion of the sale, transfer or assignment shall have executed documents assuming the obligations of the Founder under this Agreement with respect to the transferred securities.

2.2 Transferee Obligations. Each person (other than the Company) to whom the Stock is transferred by means of one of the permitted transfers specified in Section 2.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Company’s First Refusal Right granted under Section 2.3 of this Agreement and other restrictions of this Agreement to the same extent such Stock would be so subject if retained by the Owner.

2.3 Grant. The Company is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Stock. For purposes of this Section 2, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition for value of the Stock intended to be made by an Owner, but shall not include any of the permitted transfers under Section 2.1.

2.4 Notice of Intended Disposition. If an Owner desires to accept a bona fide offer from a third party (the “Prospective Transferee”) for any or all of the Stock (the stock subject to such offer to be hereinafter called the “Target Stock”), the Owner shall promptly deliver to the Secretary of the Company written notice (the “Disposition Notice”) of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror.

2.5 Exercise of Right. The Company shall, for a period of forty (40) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Stock specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to the Owner prior to the expiration of the thirty (30) day exercise period. If such right is exercised with respect to all the Target Stock specified in the Disposition Notice, then the Company shall effect the repurchase of the Target Stock, including payment of the purchase price, not more than ten (10) business days after delivery of the Exercise Notice; and at such time the Owner shall deliver to the Company the certificates representing the Target Stock to be repurchased, each certificate to be properly endorsed for transfer.

2.6 Grant of Secondary Refusal Right. If the Company declines to fully exercise its First Refusal Right with respect to any Stock, it must so notify the Investors and any Founder not disposing of Target Stock (the “Other Founders”) in writing at least fifteen (15) days prior to the expiration of the Company’s First Refusal Right with respect to any Target Stock, and then the Investors and the Other Founders shall have the right, for a period of fifteen (15) days after receipt of the Company’s written notice that the Company has declined to fully exercise the First Refusal Right with respect to any such Stock, to purchase their pro rata share of all such unpurchased Stock at the same price and on the same terms that such Stock was offered to the Prospective Transferee(s) (the “Secondary Refusal Right”); provided, however, that if any such Prospective Transferee has offered to pay for any Stock with property, services or any other non-cash consideration, then the Investors and the Other Founders shall nevertheless have the right to pay for such Stock with cash in an amount equal to the fair market value of the non-cash consideration offered by the Prospective Transferee in question, where the fair market value of such non-cash consideration shall be conclusively determined in good faith by the

Board; provided, further, that any Target Stock not elected to be purchased by the end of such fifteen (15) day period shall be reoffered for the ten (10) day period following such fifteen (15) day period by the transferring Owner on a pro rata basis to all of the Investors and Other Founders who have elected to purchase their pro rata share.

2.7 Non-Exercise of Right. If the Exercise Notice is not given to the Owner within forty (40) days following the date of the Company’s receipt of the Disposition Notice and the Investors and the Other Founders decline to exercise the Secondary Refusal Right, the Owner shall have a period of sixty (60) days thereafter in which to sell or otherwise dispose of the Stock to the Prospective Transferee(s) identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such Prospective Transferee(s) than those specified in the Disposition Notice. If the Owner does not effect such sale or disposition of the Stock within the specified sixty (60) day period, the Company’s First Refusal Right and the Investors and the Other Founders’ Secondary Refusal Right shall continue to be applicable to any subsequent disposition of the Stock by the Owner until such right lapses in accordance with Section 6.4.

2.8 Recapitalization. In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Company’s outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property that is by reason of such transaction distributed with respect to the Stock shall be immediately subject to the Company’s First Refusal Right and the Investors and the Other Founders’ Secondary Refusal Right hereunder.

3. Sales by Founders.

(a) If any Founder proposes to sell any shares of Stock (i) as to which the Company either waived or failed to exercise its First Refusal Right with respect to such shares and (ii) which have not been purchased by any Investor or the Other Founders pursuant to the Secondary Refusal Right, then such Founder promptly shall give written notice (the “Notice”) to the Company, the Investors and the Other Founders at least twenty (20) days prior to the closing of such proposed sale. The Notice shall describe in reasonable detail the proposed sale including, without limitation, the number of shares of Stock to be sold, the nature of such sale, the consideration to be paid, and the name of each prospective purchaser.

(b) The Investors and the Other Founders shall have the right, exercisable by written notice to the Founder within 5 days after receipt of the Notice, to participate on a pro rata basis in such sale of Stock on the same terms and conditions and as set forth in subparagraph (c) below.

(c) The Investors and the Other Founders may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Notice by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by each such Investor or Other Founder, as the case may be, at the time of the Notice and the denominator of which is the sum of (X) the number of shares of Stock owned by the Founder and (Y) the aggregate number of shares of Capital Stock owned by each such Investor or Other Founder, as the case may be, at the time of the Notice.

(d) An Investor or Other Founder shall effect its participation in the sale by promptly delivering to the Founder, for transfer to the prospective purchaser, one or more certificates, properly endorsed for transfer, that represent:

(i) the number of shares of Common Stock that the Investor or Other Founder, as the case may be, elects to sell; or

(ii) that number of shares of Preferred Stock that is at such time convertible into the number of shares of Common Stock that an Investor elects to sell or that number of shares of Common Stock that the Other Founder elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, the Investor shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 3(d)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

(e) The stock certificate or certificates that an Investor or Other Founder, as the case may be, delivers to the Founder pursuant to Section 3(d) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Notice, and the Founder shall concurrently therewith remit to the Investor or Other Founder, as the case may be, that portion of the sale proceeds to which the Investor or Other Founder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit(s) such assignment or otherwise refuse(s) to purchase shares or other securities from any Investor or Other Founder, as the case may be, exercising its right of co-sale hereunder, the Founder shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Founder shall purchase such shares or other securities from the Investor or Other Founder, as the case may be.

(f) The exercise or non-exercise of the right of the Investors and the Other Founders hereunder to participate in one or more sales of Stock made by the Founder shall not adversely affect its right to participate in subsequent sales of Stock subject to paragraph 3(a).

4. Voting Agreement.

4.1 Agreement to Vote. Each of the Founders and the Investors agrees to vote all of the Company’s voting securities (the “Voting Securities”) now or hereafter beneficially owned by him, her or it at any regular or special meeting of shareholders of the Company or, in lieu of such meeting, to act by written consent, in accordance with the provisions of this Section 4.

4.2 Election of Directors. Each of the Founders and the Investors agrees to vote his, her or its Voting Securities as follows:

(a) To elect to the Board of Directors three (3) persons designated by the Founders (the “Founders’ Designees”), which initial designees shall be Ketan Kothari,

Manish Kothari and Joe Barrus. Any vacancy occurring because of the death, resignation or removal of the Founders’ Designees shall be filled according to this Section 4.2(a).

(b) To elect to the Board of Directors two (2) persons designated by holders of a majority of the shares of Preferred Stock held by the Investors (the “Investors’ Designees”), which initial designees shall be Walter Kortschak and Scott Crabill. Any vacancy occurring because of the death, resignation, or removal of the Investors’ Designees shall be filled according to this Section 4.2(b).

(c) To elect to the Board of Directors one (1) person mutually agreed upon by the Founders and the Investors (the “Mutual Designee”). Any vacancy occurring because of the death, resignation, or removal of the Mutual Designee shall be filled according to this Section 4.2(c).

(d) The composition of the board of directors of each of the Company’s Subsidiaries, if any, shall be identical to that of the Company’s Board of Directors (except to the extent any Subsidiaries have additional directors to satisfy director residency requirements).

(e) Any committees of the Company’s or its Subsidiaries’ board of directors will include at least one of the Investors’ Designees.

(f) The Company will pay the reasonable out-of-pocket expenses incurred by the directors in connection with attendance at meetings of the board of directors or any committee thereof.

4.3 Successors in Interest. The provisions of this Section 4 shall be binding upon the successors in interest to any of the Founders or the Investors with respect to the Voting Securities. The Company shall not permit the transfer of any of such securities on its books or issue new certificates representing any of such securities unless and until each person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Section 4, and agrees to be bound by all the provisions hereof as if such person was a party hereunder.

5. Legends.

(a) Each certificate representing shares of Stock now or hereafter owned by each Founder or issued to any person in connection with a transfer pursuant to Section 2.1 hereof shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS’ AGREEMENT BY AND AMONG THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH

AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

(b) Each certificate representing any Voting Securities and subject to the provisions of Section 4 hereof shall bear a legend reading as follows:

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS’ AGREEMENT (A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE FROM THE ISSUER) THAT, AMONG OTHER THINGS, GOVERNS THE VOTING OF THE SECURITIES IN CERTAIN CIRCUMSTANCES, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AND SHALL BECOME BOUND BY ALL PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT.

(c) The Founders and the Investors agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend or legends, as applicable, referred to in Sections 5(a) and 5(b) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend or legends shall be removed upon termination of this Agreement.

6. Put Arrangements.

6.1 Put Right. At any time after the earlier of: (i) the seventh anniversary of the date hereof and (ii) the occurrence of an Event of Noncompliance of the type described in Article III(c)(5)(a) of the Company’s Amended and Restated Articles of Incorporation, the Investors holding a majority of the Capital Stock then held by all Investors (the “Initiating Investors”) shall have the right to require the Company to repurchase all or any portion of the Capital Stock held by such Investors at the Put Price (the “Put”) by delivering a written notice to the Company specifying the number of shares to be repurchased (the “Put Notice”). Upon receipt of the Put Notice, the Company shall give written notice of the exercise of the Put to each of the other Investors, and each such other Investor shall have the right, within 10 days after receipt of such notice, to participate in the put by delivering a written notice (the “Participation Notice”) to the Company specifying the number of Stockholder Shares to be repurchased.

6.2 Put Closing. Upon the delivery of the Put Notice, the Company and the Initiating Investors shall in good faith promptly determine the Put Price as provided hereunder and, subject to the provisions hereof, within ten days after the determination of the Put Price, the Company shall purchase and the participating Investors shall sell the number of Stockholder Shares specified in the Put Notice and (as applicable) each Participation Notice at a mutually agreeable time and place (the “Put Closing”). At the Put Closing, each participating Investor shall deliver to the Company certificates representing such Investor’s shares of Capital Stock to be repurchased by the Company free and clear of all liens and encumbrances and duly endorsed in blank or accompanied by duly executed forms of assignment (with signatures guaranteed), and the Company shall deliver to each such Investor an amount equal to the Put Price payable to such

Investor as determined pursuant to paragraph 6.3 below by cashiers or certified check or wire transfer of immediately available funds to an account designated by each such Investor.

6.3 Put Price. The “Put Price” of each participating Investor’s shares of Capital Stock to be repurchased shall mean the product of (i) the Market Value of the Company, multiplied by (ii) a fraction, the numerator of which shall be the number of each such Investor’s shares of Capital Stock to be repurchased and the denominator of which shall be the total number of shares of Common Stock then outstanding on a fully diluted basis (including all shares of Common Stock issuable upon the conversion, exercise or exchange of all outstanding vested In-the-Money Options and Securities (as defined in paragraph 6.5 below) as of the date that the Put Price is determined hereunder). The Market Value of the Company shall be determined jointly by the Company and the Initiating Investors. If such parties are unable to reach agreement within a reasonable period of time (not to exceed 30 days), the Market Value of the Company shall be determined by an independent appraiser or firm experienced in valuations of the type contemplated hereby reasonably acceptable to the Company and the Initiating Investors, which firm shall submit to the Company and the participating Investors a written report setting forth such determination. If the parties are unable to agree on an independent appraiser or firm within 15 days after such reasonable period of time (not to exceed 30 days), such appraiser or firm shall be selected by lot from an initial group of four such appraisers or firms which are experienced in valuations of the type contemplated hereby, two of which shall be selected by the Company and two of which shall be selected by the Initiating Investors. Each of the Company and the Initiating Investors shall have the right to eliminate one appraiser or firm to be selected by the other prior to such selection by lot. The expenses of such appraiser or firm shall be borne equally by the Company and the participating Investors, and the determination of such appraiser or firm shall be final and binding upon all parties.

6.4 Termination of Put-Right. The right to exercise the Put hereunder shall terminate upon the consummation of a Public Offering.

6.5 Market Value. The term “Market Value” means the fair market value of the Company’s entire common equity determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, including, without limitation: (i) the aggregate exercise or conversion price of all options, warrants and other securities then exercisable or exchangeable for or convertible into Common Stock at a price less than what would otherwise be the fair market value of such Common Stock (collectively, “In-the-Money Options and Securities”) and (ii) the effect on the value of the common equity of the exercise or conversion of any In-the-Money Options and Securities that constitute (or may be deemed to constitute) debt securities that, upon conversion or exercise, would be removed from the Company’s balance sheet in accordance with generally accepted accounting principals, consistently applied. For purposes of determining Market Value hereunder, no discount shall be applied to take into account any lack of liquidity of the Common Stock or the size of the interest of any hold or the fact that any such holder owns a minority interest in the Company.

7. Covenants of the Company.

7.1 General Covenants. Until the first to occur of (i) the consummation of a Qualified Public Offering, (ii) the Put Closing, (iii) a Sale of the Company and (iv) the Investors ceasing to hold at least 50% of the shares of the Preferred Stock outstanding as of the Closing under the Recapitalization Agreement, the Company shall not (without the prior written consent of the Investors holding a majority of the shares of the Preferred Stock held by all of the Investors):

(a) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than a wholly-owned Subsidiary), except for (1) reasonable advances to employees in the ordinary course of business, (2) acquisitions permitted pursuant to subparagraph (b) below, (3) investments in certificates of deposit or money market funds or similar Investments in the ordinary course of business, and (4) investments not exceeding $250,000 in any twelve-month period;

(b) become subject to, or permit any of its Subsidiaries to become subject to (including by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict, condition or prohibit the timing or amount of any payment with respect to the Preferred Stock or the Redeemable Preferred Stock which the Company is otherwise obligated to make (whether under this Agreement, the Investor Rights Agreement, the Recapitalization Agreement or the Company’s Amended and Restated Articles of Incorporation);

(c) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary’s officers, directors, employees or stockholders or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person owns a beneficial interest representing more than 5% of the outstanding equity of such entity, except for (1) employment arrangements approved by the disinterested members of the Board (subject to subparagraph (d) below), (2) benefit programs on reasonable terms or generally available to employees, (3) as otherwise expressly contemplated by this Agreement, the Recapitalization Agreement and other agreements entered into in connection with the Recapitalization Agreement and (4) agreements, transactions, commitments and arrangements (other than reimbursement of travel and other business expenses in the ordinary course of business) having an aggregate value at any time of $100,000 or less during any twelve month period;

(d) increase any compensation (including salary, bonuses and other forms of current and deferred compensation) payable to Ketan Kothari, Manish Kothari or Joseph Barrus, except as approved by the disinterested members of the Compensation Committee of the Board;

(e) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liens, charges or encumbrances; other than (1) liens, charges or encumbrances granted in connection with Indebtedness permitted under Section 7.2(c)

below or (2) tax liens, charges or encumbrances or mechanics’, warehousemen’s, landlords’ or similar liens, charges or encumbrances, in each case arising in the ordinary course of business for sums not yet due and payable or which are being contested in good faith by appropriate proceedings and for which an appropriate reserve for such lien, charge or encumbrance has been established on the books of the Company in accordance with generally accepted accounting principles consistently applied;

(f) make any capital expenditures (including payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding $1,000,000 in the aggregate on a consolidated basis during any twelve month period or purchase inventory for a purchase price greater than $1,000,000 in any one transaction of series of related transactions; or

(g) amend or modify the Option Plan or adopt any new option plan or employee stock ownership plan or other equity-based incentive plan or issue options to purchase any Common Stock to any employee, director or consultant, if the number of shares of Common Stock issued or issuable pursuant to such plans in the aggregate would exceed 2,638,235 shares of Common Stock of the Company (as adjusted for stock splits, stock dividends and the like).

7.2 Special Covenants. Until the first to occur of (i) the consummation of a Qualified Public Offering, (ii) the Put Closing, (iii) a Sale of the Company and (iv) the Investors ceasing to hold at least 50% of the shares of the Preferred Stock outstanding as of the Closing under the Recapitalization Agreement, the Company shall not (without the prior written consent of the Investors holding a majority of the shares of the Preferred Stock held by all of the Investors):

(a) acquire, or permit any Subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including the assumption of liabilities whether direct or indirect) exceeding $5,000,000 in any one transaction or series of related transactions or exceeding $5,000,000 in any twelve-month period;

(b) change the principal or predominant nature of its business to anything other than the manufacture, assembly and sale of computing appliances and related equipment, including products and services incidental thereto; or

(c) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness (as defined in the Recapitalization Agreement) in an aggregate principal amount outstanding at any time on a consolidated basis in excess of the greater of (i) $35,000,000 and (ii) three times the Company’s net earnings before interest, expense, federal and state income tax expense, depreciation expense and amortization expense for the most recent fiscal year end.

8. Miscellaneous.

8.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

8.2 Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of (i) the Company, (ii) the holders of a majority of the shares of Capital Stock held by the Investors and (iii) as to each Founder, such Founder. Any amendment or waiver effected in accordance with clauses (i), (ii) and (iii) of this section shall be binding upon the Investor, its successors and assigns, the Company, and the Founder in question and his successors and assigns.

8.3 Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

8.4 Term. This Agreement shall terminate upon the earliest to occur of (i) the date on which shares of the Company’s Common Stock are held of record by more than five hundred (500) persons, (ii) the closing of a firm commitment underwritten public offering which triggers the automatic conversion of the Preferred Stock, (iii) the Sale of the Company, or (iv) upon mutual agreement of all of the parties hereto.

8.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten days’ advance written notice to the other parties hereto.

8.6 Severability. If one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

8.7 Attorneys’ Fees. If any dispute among the parties to this Agreement results in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9 Aggregation of Stock. All shares of Capital Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

8.10 Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization, or the like, any securities issued with respect to the Voting Securities shall become “Voting Securities” for purposes of this Agreement and shall be endorsed with the legend set forth in Section 5(b) hereof.

8.11 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all other agreements between or among any of the parties with respect to the subject matter hereof, including the Shareholders’ Agreement, dated March 15, 1996, by and among the Company, Ketan Kothari, Manish Kothari and Joseph Barrus, which is hereby terminated and of no further force or effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY: INTELLIGENT PERIPHERAL DEVICES, INC.

By:

Name:

Title:
Address:	20380 Town Center Lane, Suite 270 Cupertino, CA 95014

FOUNDERS:

Ketan Kothari

Address:

Manish Kothari

Address:

Joseph Barrus

Address:

[Signature Page to Stockholders’ Agreement]

INVESTORS: SUMMIT VENTURES V, L.P.

By:	Summit Partners V, L.P., its General Partner

By:	Summit Partners, LLC, its General Partner

By:
Member

Address:	499 Hamilton Avenue, Suite 200 Palo Alto, CA 94301

SUMMIT V ADVISORS FUND (QP), L.P.

By:	Summit Partners, LLC, its General Partner

By:
Member

Address:	499 Hamilton Avenue, Suite 200 Palo Alto, CA 94301

SUMMIT COMPANION FUND, L.P.

By:	Summit Partners V, L.P., its General Partner

By:	Summit Partners, LLC, its General Partner

By:
Member

Address:	499 Hamilton Avenue, Suite 200 Palo Alto, CA 94301

[Signature Page to Stockholders’ Agreement]

SUMMIT V ADVISORS FUND, L.P.

By:	Summit Partners, LLC, its General Partner

By:
Member

Address:	499 Hamilton Avenue, Suite 200 Palo Alto, CA 94301

SUMMIT INVESTORS III, L.P.

By:	Summit Partners, LLC, its General Partner

By:
Member

Address:	499 Hamilton Avenue, Suite 200 Palo Alto, CA 94301

BROADVIEW PARTNERS GROUP

By:	Peter Mooney

Its:
Nominee

Address:

SQUAM LAKE INVESTORS III, L.P.

By:	GPI, Inc., its General Partner

By:
Vice President

Address:	Squam Lake Investors c/o Bain & Company, Inc. Two Copley Place Boston, MA 02117

[Signature Page to Stockholders’ Agreement]

RANDOLPH STREET PARTNERS

By:

Its:	Managing Partner

Address:	200 East Randolph Drive Chicago, IL 60601 Attn: Ted H. Zook

RANDOLPH STREET PARTNERS 1998 DIF, L.L.C.

By:

Its:	Managing Partner

Address:	200 East Randolph Drive Chicago, IL 60601 Attn: Ted H. Zook

BROBECK, PHLEGER & HARRISON, L.P.

By:

Its:	Partner

Address:	Two Embarcadero Place 2200 Geng Road Palo Alto, CA 94303 Attn: Curtis L. Mo, Esq.

[Signature Page to Stockholders’ Agreement]